EXHIBIT 4

                          REGISTRATION RIGHTS AGREEMENT



               REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of November 18, 2003, by and between Metrocall Holdings, Inc., a Delaware corporation, with headquarters located at 6677 Richmond Highway, Alexandria, Virginia 22306 (the "COMPANY"), and WebLink Wireless I, L.P., a Texas limited partnership, with headquarters located at 3333 Lee Parkway, Suite 100, Dallas, Texas 75219 (the "HOLDER").

               WHEREAS:

               A. The Common Stock of the Company, $.01 par value per share (the "COMMON STOCK") is registered pursuant to Section 12(g) of the Securities Act of 1933, as amended (the "1933 ACT");

               B. Pursuant to the Asset Purchase Agreement by and among the Company, Metrocall, Inc. a Delaware corporation ("Metrocall"), the Holder, and WebLink Wireless, Inc., a Delaware corporation ("WebLink Wireless"), dated of even date herewith (the "ASSET PURCHASE AGREEMENT"), the Company has agreed, upon the terms and subject to the conditions of the Asset Purchase Agreement, to issue and sell to the Holder 500,000 shares of the Common Stock (the "NEW COMMON SHARES") and a warrant (the "INITIAL WARRANT") to purchase 25,000 shares of Common Stock;

               C. Pursuant to the Asset Purchase Agreement and the Management and Spectrum Lease Agreement, by and among the Company, Metrocall, PageMart II Holdings LLC and PageMart PCS Holdings LLC ("LICENSEES"), each a Delaware limited liability company, the Holder, dated of even date herewith (the "MANAGEMENT AGREEMENT"), the Company has agreed to issue and sell to the Holder an additional warrant (the "LICENSE WARRANT", and together with the Initial Warrant, the "WARRANTS") to purchase 100,000 shares of Common Stock (the aggregate 125,000 shares of Common Stock issuable pursuant to the Warrants are hereinafter referred to as the "WARRANT SHARES", and the New Common Shares and the Warrant Shares together are hereinafter referred to as the "Shares");

               D. To induce the Holder to execute and deliver the Asset Purchase Agreement, the Company has agreed to provide certain registration rights for the New Common Shares and the Warrant Shares under the 1933 Act, and the rules and regulations thereunder, and applicable state securities laws;

               NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

               1. DEFINITIONS.
                  -----------

               As used in this Agreement, the following terms shall have the following meanings:


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               a. "INVESTOR" means the Holder and any transferee of the New
Common Shares or Warrant Shares held by the Holder thereof to whom the Holder assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

               b. "PERSON" means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, an entity, a governmental or political subdivision thereof or a governmental agency.

               c. "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("RULE 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").

               d. "REGISTRABLE SECURITIES" means (i) the New Common Shares, (ii) the Warrant Shares issued or issuable upon exercise of the Warrants, and (iii) any shares of capital stock issued or issuable, from time to time, with respect to the New Common Shares, the Warrant Shares or the Warrants as a result of any reclassification, share combination, share subdivision, stock split, share dividend, merger, consolidation or similar transaction or event or otherwise as a distribution on, in exchange for or with respect to any of the foregoing, in each case held at the relevant time by an Investor.

               e. "REGISTRATION STATEMENT" means a registration statement of the Company filed under the 1933 Act.

               Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Asset Purchase Agreement.

               2. REGISTRATION.
                  ------------

               a. Mandatory Registration. Subject to Section 2(b), the Company shall use its best efforts to prepare and file with the SEC as soon as practicable, but in no event, subject to Section 2(b), more than 30 days, after the Initial Closing Date a Registration Statement or Registration Statements (as is necessary) on Form S-2 (or, if such form is unavailable for such a registration, on Form S-1 or such other form as is available for such a registration), covering the resale of all of the Registrable Securities or the distribution of Registrable Securities to creditors and equityholders of the Holder or WebLink Wireless, which Registration Statement(s) shall state that, in accordance with Rule 416 promulgated under the 1933 Act, such Registration Statement(s) also covers such indeterminate number of additional shares of Common Stock as may become issuable upon exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions. The Company shall use its best efforts to cause any such Registration Statement(s) to become effective 120 days following the date hereof.

               b. Postponement. (i) The Company shall be entitled to postpone filing of the Registration Statement pursuant to Section 2(a) and/or to require the Investor to discontinue the disposition of its securities covered by such Registration Statement(s), as applicable, during any Blackout Period (as defined


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
below) (x) if the Board of Directors of the Company determines in good faith that effecting such a registration or continuing such disposition at such time would have a material adverse effect upon a proposed sale of all (or substantially all) of the assets of the Company or a merger, reorganization, recapitalization or similar current transaction materially affecting the capital structure or equity ownership of the Company, or (y) if the Company is in possession of material information which the Board of Directors of the Company determines in good faith after consultation with outside counsel is not in the best interests of the Company to disclose in a registration statement at such time; provided, however, that the Company may only delay filing of the Registration Statement pursuant to this Section 2(b) only for a reasonable period of time not to exceed 90 days in any 12 month period and may require the Investor to discontinue the disposition of its securities covered by such Registration Statement pursuant to this Section 2(b) only for a reasonable period of time not to exceed a total of 135 days in any 12 month period (or, in each case, such earlier time as such transaction is consummated or no longer proposed or the material information has been made public) (the "BLACKOUT PERIOD"). Notwithstanding anything herein to the contrary, the Company may not delay filing of a Registration Statement or require an Investor to discontinue the disposition of its securities more than two times in any twelve month period. The Company shall promptly notify the Investor in writing (a "BLACKOUT NOTICE") of any decision to postpone the filing of the Registration Statement or to discontinue sales of Registrable Securities covered by such Registration Statement pursuant to this Section 2(b) and, upon the written request of an Investor, the Company shall provide such Investor with a general statement in writing of the reason for such postponement, an approximation of the anticipated delay and an undertaking by the Company to use its reasonable best efforts to promptly notify the Investor as soon as the Registration Statement may be filed or sales of Registrable Securities covered by such Registration Statement may resume. In making any such determination to initiate or terminate a Blackout Period, the Company shall not be required to consult with or obtain the consent of any Investor, and any such determination shall be the Company's sole responsibility. Each Investor shall treat all notices or statements received from the Company pursuant to this Section 2(b) in the strictest confidence and shall comply with the securities laws on account of receipt or possession thereof and shall not disseminate such information.

               (ii) The Company represents and warrants that, except for the transactions contemplated by the Asset Purchase Agreement, on the date hereof and based upon the criteria set forth in this Agreement, the Company could not issue a Blackout Notice to an Investor declaring that a Blackout Period is in effect.

               c. Eligibility for Form S-2. The Company represents, warrants and covenants that it meets the requirements for the use of Form S-2 for registration of the sale by the Holder and any other Investor of the Registrable Securities on and after the filing of the Registration Statement pursuant to
Section 2(a) of this Agreement and the Company has filed and shall file all reports required to be filed by the Company with the SEC in a timely manner so as to obtain and maintain such eligibility for the use of Form S-2. In the event that Form S-2 is not available for sale by the Investors of the Registrable Securities, then (i) the Company shall register the sale of the Registrable Securities on Form S-1 or another appropriate form as soon as practicable, but in any event, subject to Section 2(b), within 30 days of the date hereof, and
(ii) the Company shall undertake to register the Registrable Securities on Form S-2 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-2 covering the Registrable Securities has been declared effective by the SEC.


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
               d. Most Favored Nation Clause. Notwithstanding anything to the contrary in this Agreement, the Company hereby covenants that the terms and conditions applicable to the length and frequency of Blackout Periods shall be at least as favorable as those offered by the Company to any other Person, and this Agreement shall be amended as may be necessary to effect such covenant.

               3. RELATED OBLIGATIONS.
                  -------------------

               At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

               a. The Company shall prepare and file with the SEC such amendments and supplements to the Registration Statement(s) and the prospectus(es) used in connection therewith and take all such other actions as may be necessary to keep the Registration Statement(s) current and effective pursuant to Rule 415 at all times until the earlier of (i) the date on which the Investors may immediately sell all of the Registrable Securities without volume limitation restrictions pursuant to Rule 144(k) of the 1933 Act or (ii) the date on which (A) the Investors shall have sold all the Registrable Securities, and no more Registrable Securities are issuable pursuant to the Warrants, and (B) none of the Warrants are outstanding (the "REGISTRATION Period"). The Registration Statement(s) (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

               b. The Company shall furnish promptly to each Investor whose Registrable Securities are included in the Registration Statement(s) and its legal counsel without charge such number of copies of the Registration Statement(s) and prospectus(es), preliminary prospectus(es) in conformity with the requirements of the 1933 Act and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor. The Company will use its reasonable best efforts to respond to any and all comments received from the SEC, with a view towards causing any Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall promptly file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that the Registration Statement or any amendment thereto will not be subject to review.

               c. The Company shall use its best efforts to promptly take such action as may be necessary to qualify, or obtain, an exemption for the Registrable Securities under such of the state securities laws of United States jurisdictions as shall be necessary to qualify, or obtain an exemption for, the sale of the Registrable Securities in states specified in writing by the Investor; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in


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
any jurisdiction where it would not otherwise be required to qualify but for this Section 3(c), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

               d. As promptly as practicable after becoming aware of such event, the Company shall notify each Investor in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to each Investor (or such other number of copies as such Investor may reasonably request). The Company shall also promptly notify each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Investor promptly by facsimile and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

               e. The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to promptly obtain the withdrawal of such order or suspension and to notify each Investor who holds Registrable Securities being sold (and, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

               f. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless
(i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.


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
               g. Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated by the Asset Purchase Agreement, shall not apply to the tax structure or tax treatment of the transactions contemplated by the Asset Purchase Agreement, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the tax structure and tax treatment of the transactions contemplated by the Asset Purchase Agreement and all materials of any kind (including opinions or other tax analysis) that are provided to such party relating to such tax treatment and tax structure; provided, however, that such disclosure shall not include the name (or other identifying information not relevant to the tax structure or tax treatment) of any person and shall not include information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

               h. The Company shall use its best efforts to cause all the Registrable Securities covered by a Registration Statement to be listed or quoted where securities of the same class or series issued by the Company are then listed or quoted, as applicable, if the listing of such Registrable Securities is then permitted under the rules of such exchange or quotation system. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(h).

               i. The Company shall cooperate with the Investors who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

               j. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to a Registration Statement.

               k. The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

               l. The Company shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

               4. OBLIGATIONS OF THE INVESTORS.
                  ----------------------------

               a. At least ten (10) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor's Registrable Securities included in the Registration Statement. It shall be a condition precedent to the


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
obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information as may be requested in writing by the Company regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

               b. The Investor agrees that it will not effect any disposition of the Registrable Securities that would constitute a sale within the meaning of the 1933 Act except as contemplated in the Registration Statement referred to in
Section 2 or in accordance with the 1933 Act, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.

               c. Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement(s) hereunder unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement.

               d. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or the first sentence of 3(d), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement(s) covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or the first sentence of 3(d).

               5. EXPENSES OF REGISTRATION.
                  ------------------------

               All reasonable expenses incurred by the Company in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company. Each Investor shall be responsible for paying the underwriting commissions or brokerage fees, if any, and taxes of any kind (including, without limitation, transfer taxes) applicable to any disposition, sale or transfer of such Investor's Registrable Securities and any fees and expenses of counsel or other advisors to the Investor.

               6. INDEMNIFICATION.
                  ---------------

               In the event any Registrable Securities are included in a Registration Statement under this Agreement:

               a. The Company indemnifies and holds harmless each Investor who holds such Registrable Securities, the directors, officers, partners, employees, agents and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 ACT"), (each, an "INDEMNIFIED PERSON"), against any losses, claims, damages, liabilities, or expenses (collectively, "CLAIMS"), incurred in investigating,


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
preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("INDEMNIFIED DAMAGES"), to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "VIOLATIONS"). Subject to the restrictions set forth in Section 6(d) with respect to the number of legal counsel, the Company shall reimburse each Indemnified Person as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished to the Company by any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(d), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

               b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to jointly and severally indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (such Person


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together with any other Indemnified Person, collectively an "INDEMNIFIED
PARTY"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(d), such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

               c. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information such persons so furnished expressly for inclusion in the Registration Statement.

               d. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right (at its expense) to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall diligently pursue such defense and that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the Indemnified Person or Indemnified Party, as the case may be, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or reasonably anticipated differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Company shall pay reasonable fees for only one separate legal counsel for the Investors, and such legal counsel shall be selected by the Investors holding a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim


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
relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise unless such judgment, settlement or compromise includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation, does not materially and adversely impair the ability of such Indemnified Party or Indemnified Person to conduct its business, and does not contain any admission of wrongdoing on the part of any such Indemnified Party or Indemnified Person. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

               e. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

               f. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

               7. CONTRIBUTION.
                  ------------

               To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that:
(i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in
Section 6; (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.


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
               8. REPORTS UNDER THE 1934 ACT.
                  --------------------------

               With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("RULE 144"), the Company agrees to:

               a. make and keep public information available, as those terms are understood and defined in Rule 144;

               b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

               c. furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

           9. ASSIGNMENT OF REGISTRATION RIGHTS.
              ---------------------------------

               The rights to have the Company register Registrable Securities pursuant to this Agreement shall be assignable by the Holder to an Investor (a "Transferee") who receives no fewer than 125,000 Shares of the Registrable Securities and if: (i) the Holder agrees in writing with the Transferee to transfer or assign such rights, and a copy of such agreement is promptly furnished to the Company after such transfer or assignment; (ii) the Company is, promptly after such transfer or assignment, furnished with written notice of (a) the name and address of such Transferee, and (b) the securities with respect to which such registration rights are being transferred or assigned and the amount being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the Transferee is restricted under the 1933 Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause
(ii) of this sentence the Transferee agrees in writing with the Company to be bound by all of the provisions contained herein; (v) such Transferee shall be an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act; and (vi) in the event the assignment occurs subsequent to the date of effectiveness of the Registration Statement required to be filed pursuant to Section 2(a), the Transferee agrees to pay all reasonable expenses of amending or supplementing such Registration Statement to reflect such assignment.

           10. AMENDMENT OF REGISTRATION RIGHTS.
               --------------------------------

               Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold fifty-one percent (51%) of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

               11. MISCELLANEOUS.
                   -------------

               a. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

               b. Any notices consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested; or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                     if to the Company:

                               Metrocall Holdings, Inc.
                               6677 Richmond Highway
                               Alexandria, Virginia 22306
                               Telephone: (703) 660-6677
                               Facsimile: (703) 768-9625
                               Attention: President

                     with a copy to:

                               Schulte Roth & Zabel LLP
                               919 Third Avenue
                               New York, New York 10022
                               Telephone: (212) 756-2431
                               Facsimile: (212)-593-5955
                               Attention: Andre Weiss, Esq.

                     if to the Holder:

                               WebLink Wireless I, LP
                               3333 Lee Parkway, Suite 100
                               Dallas, Texas 75219
                               Telephone: (214) 765-4000
                               Facsimile: (214) 765-4902
                               Attention: President

                     with a copy to:

                               Weil, Gotshal & Manges LLP
                               767 Fifth Avenue
                               New York, New York 10153
                               Telephone: (212) 310-8000
                               Facsimile: (212)-310-8007
                               Attention: Andrea A. Bernstein, Esq.

               Each party shall provide five (5) days prior notice to the other party of any change in address, phone number or facsimile number.

               c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

               d. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

               e. This Agreement, the Warrants, the Management Agreement and the Asset Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. The aforementioned documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

               f. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

               g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               h. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

               i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

           IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.



COMPANY:

METROCALL HOLDINGS, INC.


By: /s/ Vincent D. Kelly
   ------------------------------------------
   Name:  Vincent D. Kelly
   Title: President and CEO


WEBLINK WIRELESS I, L.P.

By: WEBLINK WIRELESS, INC., its general partner


By:  /s/ N. Ross Buckenham
   ------------------------------------------
   Name:  N. Ross Buckenham
   Title: President and CEO